                                                                     EXHIBIT 4.2

                         FORM OF STOCKHOLDERS' AGREEMENT

                                      Among

                         CALAMOS ASSET MANAGEMENT, INC.,

                              CALAMOS HOLDINGS LLC,

                             CALAMOS HOLDINGS INC.,

                                JOHN P. CALAMOS,

                                NICK P. CALAMOS,

                              JOHN P. CALAMOS, JR.,

                JOHN P. CALAMOS 1985 TRUST DATED AUGUST 21, 1985,

              THE JOHN P. CALAMOS ANNUITY TRUST DATED JUNE 21, 1998

                                       AND

           THE JOHN P. CALAMOS ANNUITY TRUST II DATED NOVEMBER 1, 1998

                         Dated as of __________ __, 2004

================================================================================

                                Table of Contents

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                                                  ARTICLE I

                                                 DEFINITIONS

SECTION 1.01   Definitions.................................................................................     1

SECTION 1.02   Other Definitions...........................................................................     4

SECTION 1.03   Interpretation, Certain Definitions.........................................................     5

                                                 ARTICLE II

                                            TRANSFER RESTRICTIONS

SECTION 2.01   General Restrictions and Exceptions in LLC Agreement........................................     5

SECTION 2.02   First Year Post-IPO Restrictions............................................................     6

SECTION 2.03   Restrictions Following First Anniversary of IPO.............................................     6

SECTION 2.04   Certain Exceptions to Transfer Restrictions.................................................     6

SECTION 2.05   Requirements for Transfer to Independent CFP Transferee.....................................     7

SECTION 2.06   Transfers to Persons other than CFP Permitted Transferees...................................     7

SECTION 2.07   Change of Control...........................................................................     8

SECTION 2.08   Additional Agreements.......................................................................     8

SECTION 2.09   Termination of Article......................................................................     8

                                                 ARTICLE III

                                            ADDITIONAL AGREEMENTS

SECTION 3.01   Effectiveness of Agreement..................................................................     8

SECTION 3.02   Observer Rights.............................................................................     9

SECTION 3.03   Reinvestment................................................................................     9

SECTION 3.04   Further Action..............................................................................     9

                                                 ARTICLE IV

                                      TERMINATION, AMENDMENT AND WAIVER

SECTION 4.01   Termination.................................................................................     9

SECTION 4.02   Effect of Termination......................................................................     10

                                                  ARTICLE V

                                                MISCELLANEOUS

SECTION 5.01   Severability................................................................................    10

SECTION 5.02   Notices.....................................................................................    10

SECTION 5.03   Amendment; Waiver; Cumulative Remedies......................................................    12

SECTION 5.04   Binding Effect..............................................................................    12

SECTION 5.05   Counterparts................................................................................    12

SECTION 5.06   Entire Agreement............................................................................    13

SECTION 5.07   Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.............................    13

SECTION 5.08   Specific Performance........................................................................    13

SECTION 5.09   Expenses....................................................................................    13

SECTION 5.10   No Third Party Beneficiaries................................................................    13

SECTION 5.11   Assignment..................................................................................    14

SECTION 5.12   Headings....................................................................................    14

            STOCKHOLDERS' AGREEMENT, dated as of __________ __, 2004 (the "Agreement"), among Calamos Asset Management, Inc., a Delaware corporation (the "Company"), Calamos Holdings LLC, a Delaware limited liability company ("Calamos LLC"), Calamos Holdings Inc., a Delaware corporation, John P. Calamos, Nick P. Calamos, John P. Calamos, Jr. (together with John P. Calamos and Nick P. Calamos, the "Founders" and each, a "Founder"), John P. Calamos, as Trustee of the John P. Calamos 1985 Trust dated August 21, 1985, Nick P. Calamos, as Trustee of The John P. Calamos Annuity Trust dated June 21, 1998 and John P. Calamos Jr., as Trustee of The John P. Calamos Annuity Trust II dated November 1, 1998 (together with John P. Calamos 1985 Trust dated August 21, 1985 and The John P. Calamos Annuity Trust dated June 21, 1998, the "Founder Trusts" and each, a "Founder Trust" and each of John P. Calamos, Nick P. Calamos and John P. Calamos Jr., in his capacity as Trustee, is hereinafter referred to as a "Initial Founder Trust Trustee" and collectively they are referred to in such capacity as the "Initial Founder Trust Trustees").

            WHEREAS, effective as of the IPO Closing (as defined herein), Calamos Holdings, Inc. shall be renamed Calamos Family Partners, Inc. (Calamos Holdings, Inc. (including after being renamed Calamos Family Partners, Inc.) being hereinafter referred to as "Calamos Family Partners");

            WHEREAS, in connection with the IPO (as defined herein), Calamos Family Partners intends to cause a reorganization of the business conducted by its subsidiaries as described in the Registration Statement on Form S-1 (Registration No. 333-117847) (the "IPO Registration Statement");

            WHEREAS, the Founders and the Founder Trust Trustees are the Beneficial Owners (as defined herein) of all the shares of Class A voting common stock, par value $__ per share, and the shares of Class B non-voting common stock, par value $__ per share of Calamos Family Partners;

            WHEREAS, Calamos Family Partners Beneficially Owns all of the membership units of Calamos LLC and, immediately following the IPO Closing, Calamos Family Partners and John P. Calamos shall be the record holders of all of the membership units of Calamos LLC not held of record by the Company, all as described in the IPO Registration Statement; and

            WHEREAS, in connection with the IPO, Calamos Family Partners, the Founders and the Founder Trust Trustees have agreed to certain restrictions on the transfer of their individual or such Founder Trust's interests, as the case may be, in the Company and Calamos LLC;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" has the meaning given such term in the LLC Agreement.

            "Beneficial Owner" (including the terms "Beneficially Own" and "Beneficial Ownership") has the meaning given such term in the LLC Agreement. For purposes of this Agreement, a Founder Trust Trustee shall be deemed to be the Beneficial Owner of any securities held in such Founder Trust until such time as the Founder Trust Trustee ceases to act as trustee of such Founder Trust by reason of his death, incapacity, resignation or removal.

            "Business Day" has the meaning given such term in the LLC Agreement.

            "CFP Permitted Transferee" has the meaning given such term in the LLC Agreement.

            "CFP Transferee" means any CFP Permitted Transferee that becomes the Owner of Founders Equity as a result of a Transfer of Ownership of any security permitted under this Agreement after the IPO Closing.

            "Class A Common Stock" has the meaning given such term in the Company's Certificate of Incorporation, as amended.

            "Class B Common Stock" has the meaning given such term in the Company's Certificate of Incorporation, as amended.

            "Class B Directors" has the meaning given such term in the Company's Certificate of Incorporation, as amended.

            "Common Stock" means the Class A Common Stock and the Class B Common Stock.

            "Control" (including the terms "Controlled by" and "under common Control with") has the meaning given such term in the LLC Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            "Founders Equity" means with respect to any (i) Founder or Initial Founder Trust Trustee, the aggregate number of Membership Units and shares of Common Stock Indirectly Beneficially Owned by such Person (whether in his individual capacity or as trustee of a Founder Trust) as of the IPO Closing plus, in the case of John P. Calamos, the aggregate number of Membership Units and shares of Common Stock held of record by him as of the IPO Closing, (and, in each case, including for purposes hereof any shares of Class A Common Stock issued after the date hereof in exchange for the surrender of Membership Units or shares of Class B Common Stock constituting such Person's Founders Equity) and (ii) with respect to any Successor Founder Trust Trustee, the aggregate number of Membership Units and shares of Common Stock Indirectly Beneficially Owned by the trustee in his capacity as the trustee of such Founder Trust as of the IPO Closing (and including for purposes hereof any shares of Class A Common Stock issued after the date hereof in exchange for the surrender of Membership Units or shares of Class B Common Stock constituting such Person's Founders Equity), which in the case of clauses (i) and (ii) the parties hereto acknowledge and agree shall, as of the date of this Agreement, be as set forth next to their name or otherwise indicated on Schedule I hereto. Any Membership Units or shares of Common Stock constituting Founders Equity of a Successor Founder Trust Trustee Transferred pursuant to a distribution or other payment by the Founder Trust to a Founder that was the Initial Founder Trust Trustee of such Founder Trust shall be deemed to be "Founders Equity" of such Founder effective as of the date that such Founder receives Indirect Beneficial Ownership of such securities.

            "Founder Trust Trustee" means with respect to any Founder Trust, the Initial Founder Trust Trustee or the Successor Founder Trust Trustee of such Founder Trust.

            "Independent CFP Transferee" means, in connection with any Transfer, any CFP Transferee that is not Controlled by or under common Control with the Person effecting such Transfer.

            "Indirect Beneficial Owner" (including the term "Indirectly Beneficially Own") means a natural person (including in his capacity as trustee) or ultimate parent entity, with respect to Membership Units or shares of Common Stock that are not held of record by such Person, that Beneficially Owns equity interests (regardless of whether voting or non-voting interests) (i) directly in any entity that is the holder of record of Membership Units or shares of Common Stock or (ii) indirectly through one or more entities that own equity interests (regardless of whether voting or non-voting interests) in the entity that is the holder of record of Membership Units or shares of Common Stock, and the number of Membership Units or shares of Common Stock that such Person shall be deemed to "Indirectly Beneficially Own" (even if such Person Beneficially Owns (directly or indirectly) less than all the equity interests of the record holder of Membership Units or shares of Common Stock but nevertheless Controls such record holder) shall be equal to (x) the number of Membership Units or shares of Common Stock held by the record holder thereof multiplied by (y) such Person's direct or indirect equity interest in such record holder.

            "Involuntary Transfer" means a Transfer of Ownership of Membership Units or shares of Common Stock to a CFP Permitted Transferee as a result of or in connection with the death, disability, termination, bankruptcy, insolvency of the transferor or the occurrence of any other event that is outside the reasonable control of the transferor (including in connection with a CFP Permitted Transferee's exercise of an option to acquire securities that is triggered by the occurrence of such death, disability, bankruptcy, insolvency or other event).

            "IPO" means the initial public offering of shares of Class A Common Stock pursuant to the IPO Registration Statement.

            "IPO Closing" means the closing of the IPO pursuant to the terms of the underwriting agreement entered into by the Company and the underwriters referred to in the IPO Registration Statement, as a result of which the underwriters shall acquire the shares of Class A Common Stock registered pursuant to the IPO Registration Statement

      (other than any shares of Class A Common Stock subject to the underwriters' overallotment option), a form of which underwriting agreement is filed as an exhibit to the IPO Registration Statement.

            "Law" has the meaning given such term in the LLC Agreement.

            "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Calamos LLC effective as of ______ __, 2004.

            "Membership Unit" has the meaning given such term in the LLC Agreement.

            "Observers" means the two individuals identified from time to time by Calamos Family Partners (or such other Person as may be designated by Calamos Family Partners (or any such designee) in a written notice delivered to the Company) pursuant to a written notice delivered to the Company to act as observers at meetings of the board of directors of the Company pursuant to Section 3.02 of this Agreement.

            "Ownership" (including the term "Own") means Beneficial Ownership or Indirect Beneficial Ownership.

            "Person" has the meaning given such term in the LLC Agreement.

            "Restricted Person" means any Person that is not a CFP Permitted Transferee.

            "Successor Founder Trust Trustee" means with respect to any Founder Trust, any successor trustee or co-trustee appointed after the date hereof by reason of the death, incapacity, resignation or removal of the Initial Founder Trust Trustee of such Founder Trust.

            "Transfer" (including the term "Transferred") has the meaning given such term in the LLC Agreement, provided, that for purposes of this Agreement, the appointment of a Successor Founder Trust Trustee shall not be considered a Transfer and such Successor Founder Trust Trustee shall be subject to the terms of this Agreement as if originally named herein.

            SECTION 1.02 Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

           TERM                                     SECTION
           ----                                     -------
Agreement                                           Preamble
Calamos Family Partners                             Recitals
Calamos Family Holders                              5.03
Calamos LLC                                         Preamble
Company                                             Preamble
Founder                                             Preamble
Founder Trust                                       Preamble
Initial Founder Trust Trustee                       Preamble
IPO Registration Statement                          Recitals

            SECTION 1.03 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. The use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                              TRANSFER RESTRICTIONS

            SECTION 2.01 General Restrictions and Exceptions in LLC Agreement.
(a) Each of Calamos Family Partners, the Founders and the Founder Trust Trustees and any Independent CFP Transferee, acknowledges the restrictions set forth in
Section 8.08 of the LLC Agreement and covenants and agrees not to take any action that would be reasonably likely to result in a breach of such section.

            (b) The Company acknowledges and agrees that each of the Founders, the Founder Trusts and the Founder Trust Trustees (and any CFP Transferee) are CFP Permitted Transferees for purposes of the LLC Agreement, including Sections
8.08 and 8.09 of the LLC Agreement.

            SECTION 2.02 First Year Post-IPO Restrictions. Except as otherwise provided in this Agreement and notwithstanding the proviso set forth in Section
8.08 of the LLC Agreement, each of the Founders and the Founder Trust Trustees covenants and agrees that from the IPO Closing through the first anniversary of the IPO Closing he shall not Transfer (i) any of his Founders Equity Beneficially Owned by him or (ii) any other securities Beneficially Owned by him that represent an Indirect Beneficial Ownership interest in his Founders Equity.

            SECTION 2.03 Restrictions Following First Anniversary of IPO. (a) Except as otherwise provided in this Agreement, each of the Founders and the Founder Trust Trustees covenants and agrees that following the first anniversary of the IPO Closing until the tenth anniversary of the IPO Closing Date he shall not Transfer (i) any of his Founders Equity Beneficially Owned by him or (ii) any other securities Beneficially Owned by him that represent an Indirect Beneficial Ownership interest in his Founders Equity; provided that notwithstanding the foregoing each of the Founders and the Founder Trust Trustees may Transfer to one or more third parties or Independent CFP Transferees during any 12-month period commencing after the first anniversary of the IPO Closing Ownership of such number of Membership Units or shares of Common Stock (subject to Section 2.01) that in the aggregate does not exceed 20% of his Founders Equity (and in connection therewith Calamos Family Partners or any other Person, in each case to the extent an Owner of the relevant Founders Equity, may Transfer Ownership of such Membership Units or shares of Common Stock) and the parties hereto acknowledge that any such transferees shall take such securities free and clear of the Transfer restrictions set forth in Sections 2.02 and 2.03(a) of this Agreement.

            (b) Notwithstanding the proviso set forth in Section 2.03(a), each of the Founders and the Founder Trust Trustees covenants and agrees that so long as either John P. Calamos or Nick P. Calamos is employed in the business of Calamos LLC and its Subsidiaries, he shall not Transfer (i) any Founders Equity Beneficially Owned by him or (ii) any other securities Beneficially Owned by him that represent an Indirect Beneficial Ownership interest in Founders Equity, in each case if such Transfer would result in the Founders and the Founder Trust Trustees, taken as a whole, Owning less than 30% of the aggregate Founders Equity; provided that no Founder or Founder Trust Trustee shall be deemed in breach of this Section 2.03(b) to the extent an Involuntary Transfer of Founders Equity results in the Founders and the Founder Trust Trustees, taken as a whole, Owning less than 30% of the aggregate Founders Equity, in which case each of the Founders covenants and agrees not to Transfer thereafter to a Person other than one of the other Founders or Founder Trust Trustees Ownership of (x) any Founders Equity Beneficially Owned by him or (y) any other securities Beneficially Owned by him that represent an Indirect Beneficial Ownership interest in Founders Equity

            SECTION 2.04 Certain Exceptions to Transfer Restrictions. Notwithstanding anything in this Agreement to the contrary, each of Calamos Family Partners, the Founders and the Founder Trust Trustees and any CFP Transferee may at any time Transfer any or all Founders Equity Beneficially Owned by such Person or any or all other securities Beneficially Owned by such Person that represent an Indirect Beneficial Ownership interest in Founders
Equity:

            (a) to (i) the Company in exchange for shares of Class A Common Stock in accordance with the Certificate of Incorporation; or (ii) a CFP Permitted Transferee (other than an Independent CFP Transferee)

            (b) to an Independent CFP Transferee as part of an Involuntary Transfer and such Independent CFP Transferee shall take such securities free and clear of the Transfer restrictions set forth in Sections 2.02 and
      2.03 of this Agreement;

            (c) in the case of any Founder Trust Trustee or other trustee or fiduciary that is a CFP Permitted Transferee, pursuant to the terms of the trust agreements governing such Founders Trust or other trusts or applicable Law and any Independent CFP Transferee (other than the Initial Founder Trust Trustee of such Founder Trust) that is the transferee of such securities shall take such securities free and clear of the Transfer restrictions set forth in Sections 2.02 and 2.03(a) of this Agreement (any such securities Transferred to the Initial Founder Trust Trustee of such Founder Trust shall be deemed Founders Equity of such Founder and subject to the Transfer restrictions set forth in Sections 2.02 and 2.03 of this Agreement);

            (d) in connection with any merger or consolidation of Calamos LLC or the Company, or any transaction having the same effect, that is approved in accordance with the By-Laws, as amended, of the Company; and

            (e) with the prior written consent of the Company, which must be authorized by a resolution of the board of directors of the Company adopted by a majority of the independent directors.

            SECTION 2.05 Requirements for Transfer to Independent CFP Transferee. Each Transfer of Ownership of Founders Equity to an Independent CFP Transferee shall be subject to the following requirements:

            (a) such intended transferee complies with applicable Law; and

            (b) (i) such intended transferee delivers to the parties hereto written notice of such Transfer and (ii) if such intended transferee is not a signatory to this Agreement, such intended transferee executes and delivers an instrument in form and substance reasonably satisfactory to the Company accepting and agreeing to be bound by all the terms and conditions of this Agreement as if such intended transferee in its capacity as an Independent CFP Transferee had been a signatory to this Agreement.

Following satisfaction of such requirements, such Independent CFP Transferee shall be deemed a party to this Agreement as if such Independent CFP Transferee had been a signatory to this Agreement, and such Independent CFP Transferee shall be entitled to all applicable rights under this Agreement.

            SECTION 2.06 Transfers to Persons other than CFP Permitted Transferees. In the event that Beneficial Ownership of Membership Units or shares of Class B Common Stock is Transferred to any Person that is not a CFP Permitted Transferee, each of the parties to this Agreement covenants and agrees to use its reasonable best efforts to ensure that such Membership Units or shares of Class B Common Stock cease to be Beneficially Owned by a Restricted Person, including using its reasonable best efforts to cause (a) any such Membership Units or shares of Class B Common Stock that may be owned of record by Calamos Family Partners (or such other Person through which a Restricted Person may Beneficially Own Membership Units or shares of Class B Common Stock) to be exchanged promptly for shares of Class A Common Stock and (b) Calamos Family Partners (or such other Person through which a Restricted Person may Beneficially Own Membership Units or shares of Class B Common Stock) to distribute such shares of Class A Common Stock to such Restricted Person. Until such time as any such Membership Units or shares of Class B Common Stock cease to be Beneficially Owned by a Restricted Person, the record holder of such Membership Units or shares of Class B Common Stock that are Beneficially Owned by such Restricted Person shall not be entitled to vote any such securities and such securities shall not be taken into account for purposes of determining the number of votes to which such holder is entitled pursuant to the Certificate of Incorporation or By-Laws, as amended, of the Company.

            SECTION 2.07 Change of Control. Notwithstanding anything in this Agreement to the contrary, each of Calamos Family Partners, the Founders and the Founder Trust Trustees (and any CFP Transferee) may at any time (whether acting separately or as a group) in any transaction or series of related transactions Transfer Beneficial Ownership of 40% or more of the aggregate Founders Equity to any Person or group that is not Controlled by or under common Control with a CFP Permitted Transferee so long as such Founders Equity is Transferred in the form of shares of Class A Common Stock consistent with the terms of the LLC Agreement and the Certificate of Incorporation, as amended, of the Company, and such Person shall take such securities free and clear of the Transfer restrictions set forth in this Agreement.

            SECTION 2.08 Additional Agreements. Each party hereto that Controls any Person that is the Beneficial Owner of Founders Equity Indirectly Beneficially Owned by another party to this Agreement covenants and agrees not to take any action that would be reasonably likely to result in a breach of this
Article II by such other party.

            SECTION 2.09 Termination of Article. All rights and obligations of the parties under this Article II shall terminate upon the earlier of (a) 10:00 a.m. New York time on the tenth anniversary of the IPO Closing and (b) the termination of this Agreement in accordance with Section 4.01.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

            SECTION 3.01 Effectiveness of Agreement. Articles II and III of this Agreement shall become effective only upon the IPO Closing.

            SECTION 3.02 Observer Rights. The parties hereto covenant and agree that for so long as shares of Class B Common Stock remain outstanding the Company shall use its reasonable best efforts to ensure that each of the Observers be provided with notice of all meetings of the board of directors of the Company as if such Observer was a director and be permitted to attend all meetings of the board of directors to the same extent and as if such Observer was a Class B Director (including telephonic or similar meetings). The parties hereto acknowledge that the Observers shall not attend any meeting of the Company's board of directors (or portion thereof) to the extent such meeting is restricted to the independent directors and that under no circumstances shall the Observers be entitled to vote at any meeting of the Company's board of directors.

            SECTION 3.03 Reinvestment. Each of Calamos Family Partners, the Founders and the Founder Trust Trustees covenants and agrees (a) to invest, or use its reasonable best efforts to cause to be invested, in investment products offered or managed by the Company, Calamos LLC or any of their subsidiaries at least 50% of the net proceeds (after taking into account all taxes, including distributions made by Calamos Family Partners in respect thereof, and fees or expenses incurred by such parties and their Affiliates in connection with the
IPO) from Calamos Family Partners' sale of Membership Units to the Company in connection with the IPO (including any Membership Units sold as a result of the exercise by the underwriters of their overallotment option) and (b) to maintain invested, or use its reasonable best efforts to cause to be maintained invested, such proceeds in investment products offered or managed by the Company, Calamos LLC or any of their subsidiaries through the second anniversary of the IPO Closing.


            SECTION 3.04 Further Action. Each party hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers as may be reasonably required to carry out the provisions of this Agreement.

                                   ARTICLE IV

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 4.01 Termination. This Agreement shall terminate only on the earlier to occur of:

            (a) the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder;

            (b) execution and delivery of a written agreement to that effect by
      (i) the Founders, Founder Trust Trustees, and Independent CFP Transferees (if any) that have any rights or obligations under this Agreement and (ii) the Company (which must be authorized by a resolution of the board of directors of the Company adopted by a majority of the independent directors); and

            (c) [_____ __, 2004] if the IPO Closing shall not have occurred for any reason on or prior to such date.

            SECTION 4.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 4.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except with respect to Section 5.09, which shall survive any termination of this Agreement, and except that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

                                   ARTICLE V

                                 MISCELLANEOUS

            SECTION 5.01 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            SECTION 5.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specification notice given in accordance with this Section 5.02):

            (a) if to the Company:

            Calamos Asset Management, Inc
            1111 E. Warrenville Road
            Naperville, Illinois
            Facsimile:  (630) ___-____
            Attention:  ___________

            (b) if to Calamos LLC

            Calamos Holdings LLC
            [____________]
            [____________]
            Facsimile: (___) ___-____
            Attention: ___________

            (c) if to Calamos Family Partners

            Calamos Family Partners
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (d) if to John P. Calamos

            John P. Calamos
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (e) if to Nick P. Calamos

            Nick P. Calamos
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (f) if to John P. Calamos, Jr.

            John P. Calamos, Jr.
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (g) if to John P. Calamos 1985 Trust dated August 21, 1985

            John P. Calamos 1985 Trust dated August 21, 1985
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (h) if to The John P. Calamos Annuity Trust dated June 21, 1998

            The John P. Calamos Annuity Trust dated June 21, 1998
            [__________]
            [__________]
            Facsimile: (___) ___-____
            Attention: ___________

            (i) if to The John P. Calamos Annuity Trust II dated November 1,
      1998

            The John P. Calamos Annuity Trust II dated November 1, 1998 [_________]
            [_________]
            Facsimile: (___) ___-____
            Attention: ___________

            SECTION 5.03 Amendment; Waiver; Cumulative Remedies. This Agreement may be amended, and any provision hereof may be waived, only by an instrument in writing signed by the Company (which must be authorized by a resolution of the board of directors of the Company adopted by a majority of the independent directors); provided, however, that if any amendment, or waiver of any provision hereof, would adversely affect the rights of any of the Founders, the Founder Trust Trustees or any Independent CFP Transferee (collectively, the "Calamos Family Holders"), such amendment, or waiver of any provision hereof, shall not be effective as to any Calamos Family Holder unless consented to in writing by a majority in interest of the Calamos Family Holders (based on such Persons' Indirect Beneficial Ownership of Membership Units). Each of the parties hereto shall be bound by any amendment or waiver effected in accordance with this
Section 5.03, whether or not such Person has consented to such amendment or waiver. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the parties hereto who have not previously consented thereto in writing. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

            SECTION 5.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted or contemplated by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

            SECTION 5.05 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.05.

            SECTION 5.06 Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and undertakings pertaining thereto.

            SECTION 5.07 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

            (b) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in any Illinois state or federal court sitting in Chicago, Illinois, Cook County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum.

            (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF

            SECTION 5.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

            SECTION 5.09 Expenses. The Company shall pay all reasonable expenses and legal fees incurred by the parties hereto in connection with the negotiation, execution and delivery of this Agreement.

            SECTION 5.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 5.11 Assignment. This Agreement may not be assigned by any party hereto, by operation of Law or otherwise, without the express written consent of each party hereto, except in connection with any Transfer permitted under Article II of Ownership of Founders Equity to an Independent CFP Transferee.

            SECTION 5.12 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

                                             CALAMOS ASSET MANAGEMENT, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CALAMOS HOLDINGS LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             CALAMOS HOLDINGS INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ___________________________________
                                             John P. Calamos

                                             ___________________________________
                                             Nick P. Calamos

                                           ___________________________________
                                           John P. Calamos Jr.

                                           ___________________________________
                                           John P. Calamos, as Trustee
                                           of the John P. Calamos 1985 Trust
                                           Dated August 21, 1985, and not
                                           individually

                                           ___________________________________
                                           Nick P. Calamos, as Trustee of
                                           The John P. Calamos Annuity
                                           Trust Dated June 21, 1998, and
                                           not individually

                                           ___________________________________
                                           John P. Calamos, Jr., as Trustee of
                                           The John P. Calamos Annuity Trust II
                                           Dated November 1, 1998, and not
                                           individually

SCHEDULE I

                               FOUNDERS EQUITY(1)

                                                                                         TOTAL MEMBERSHIP UNITS
                                                              SHARES OF CLASS B COMMON    AND SHARES OF CLASS B
            NAME                       MEMBERSHIP UNITS                STOCK                  COMMON STOCK
---------------------------            ----------------       ------------------------   ----------------------
John P. Calamos(2)
Nick P. Calamos(3)
John P. Calamos, Jr.(4)
Total......................            ================       ========================   ======================

--------
(1) To the extent the underwriters exercise the overallotment option in connection with the IPO, the Founders' Founders Equity shall be adjusted downward to reflect the Founders' participation in such option.

(2) Includes [_______] Membership Units and [_______] shares of Common Stock held of record by John P. Calamos and [_______] Membership Units and [_______] shares of Common Stock Indirectly Beneficially Owned by John P. Calamos as the Initial Founder Trust Trustee of the John P. Calamos 1985 Trust Dated August 21, 1985.

(3) Includes [_______] Membership Units and [_______] shares of Common Stock Indirectly Beneficially Owned by Nick P. Calamos as the Initial Founder Trust Trustee of The John P. Calamos Annuity Trust Dated June 21, 1998.

(4) Includes [_______] Membership Units and [_______] shares of Common Stock Indirectly Beneficially Owned by John P. Calamos, Jr. as the Initial Founder Trust Trustee of The John P. Calamos Annuity Trust II Dated November 1, 1998.